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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors


Lycos, Inc.:



We consent to the use of our reports included and incorporated herein by reference in this Registration Statement (No. 333-12208) on Form F-4 of Terra Networks, S.A., related to the consolidated balance sheets of Lycos, Inc. as of July 31, 2000 and 1999 and the related statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended July 31, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP



Boston, Massachusetts


September 21, 2000